Exhibit 99.1

Bentley Park
2 Holland Way
Exeter, NH 03833-2937
Tel: 603.658.6100
Fax: 603.658.6101/6102
www.bentleypharm.com
FOR IMMEDIATE RELEASE
News Release
Contact:
Sharon Merrill Associates
Jim Buckley
Executive Vice President
617.542.5300
bnt@investorrelations.com

Bentley Pharmaceuticals Announces First Quarter Financial Results
Reports Revenues of $40.0 Million in the First Quarter;
Revenues Increase 27% over 2007 First Quarter
     EXETER, NH, May 8, 2008 — Bentley Pharmaceuticals, Inc. (NYSE: BNT), a specialty pharmaceutical company, today reported financial results for the first quarter and three months ended March 31, 2008.
     First quarter 2008 revenues were $40.0 million, a 27% increase (13% in constant currency) from $31.4 million reported in the first quarter 2007. Gross margins on net product sales for the quarters ended March 31, 2008 and 2007 were approximately 45%. Operating income for the first quarter 2008 was $2.9 million compared with $4.2 million reported in the same quarter of the prior year. The Company noted that the first quarter 2008 operating expenses include $3.8 million, or $0.16 per diluted share, of strategic consulting expenses incurred in connection with the Company’s plan to spin off its drug delivery business and sell its specialty generics business. Net income for the first quarter 2008 was $1.1 million, or $0.05 per diluted share, compared with $2.4 million, or $0.10 per diluted share, a year ago. Fluctuations in foreign currency provided a benefit of $0.6 million, or $0.02 per diluted share, in the first quarter 2008.
     Bentley’s specialty generics segment’s revenue for the first quarter 2008 increased 25% (9% in constant currency) to $36.6 million from $29.2 million in the first quarter 2007. Specialty generics revenue outside of Spain as a percentage of total generics revenue increased to 32% for the first quarter 2008 from 26% reported in the first quarter 2007. Operating expenses of this segment increased 52% to $11.5 million from $7.5 million for the first quarter 2007 and were significantly increased by the inclusion of $2.0 million in strategic consulting expenses in connection with the Company’s plan to sell its specialty generics business. Sales and marketing cost increases were consistent with rising revenues and included normal increases in related compensation. General and administrative expenses included normal compensation and benefit increases. Fluctuations in foreign currency exchange rates increased operating expenses by $1.3 million. Net income reported for specialty generics, including the $2.0 million of strategic consulting expenses, was $3.2 million for the first quarter 2008 compared to $3.8 million in the comparable quarter of 2007. Fluctuations in foreign currency provided a benefit of $0.6 million, or $0.02 per diluted share, in the first quarter 2008.
     Drug delivery revenues in the first quarter 2008 increased by 60%, or $1.3 million, to $3.5 million compared to the first quarter 2007 due to royalties on increased sales of Testim®. Operating expenses increased $1.9 million from the first quarter 2007, primarily as a result of $1.9 million in strategic consulting expenses in connection with the planned spin-off of the drug delivery business. As a result, net loss reported for the first quarter 2008 attributed to the drug delivery business increased $0.6 million to $2.1 million from $1.5 million in the comparable quarter of 2007.
     Cash, cash equivalents and marketable securities were $34.4 million at March 31, 2008 compared to $34.7 million at December 31, 2007. During the first quarter 2008 the Company invested $1.6 million in fixed asset additions and $0.7 million in drug licenses. This compares to additions of $2.0 million in fixed assets and $0.5 million in drug licenses during the first quarter 2007.
     Management Comments
     “We continue to be pleased with the performance of our generics business given the reimbursement environment and resulting price constraints in Spain,” said Bentley President John Sedor. “As discussed in previous quarters, we have continued to expand beyond Spain in order to capitalize on growing demand for generic pharmaceuticals in other European markets. Generics revenues outside of Spain increased 55% compared to the first quarter of 2007 and represented the major factor contributing to the generics revenue growth in the quarter. We are also pleased with the growth in Testim® royalties which increased to $3.3 million in the first quarter of 2008, a $1.1 million increase over the first quarter of 2007.”
     Spin-off and Merger Transactions
     “As previously disclosed, we have entered into a definitive agreement for Bentley and its specialty generics business to be acquired by Teva Pharmaceuticals,” said Sedor. “The acquisition will take place following the spin-off of our drug delivery business as a new company, CPEX Pharmaceuticals, Inc., which expects to file a second amendment to its Form 10 this week. Completion of the spin-off is subject to various conditions, including, but not limited to, the CPEX Form 10 being declared effective by the Securities and Exchange Commission, approval of the spin-off by Bentley’s Board of Directors, and receipt of an opinion to the effect that Bentley and CPEX each will be solvent and adequately capitalized immediately after the distribution, and Bentley has sufficient surplus under Delaware law to declare the dividend of CPEX common stock to Bentley shareholders. Completion of the merger is also subject to a number of conditions, including, but not limited to, completion of the spin-off of CPEX, shareholder approval of the merger and completion of European antitrust review. Although subject to various conditions, we expect the spin-off and merger transactions to be completed by the third quarter of 2008. Additional information regarding the spin-off can be found in the most current CPEX Form 10 which is available on the SEC website, and additional information regarding the proposed merger can be found in Bentley’s preliminary proxy statement also located on the SEC website. In addition, shareholders should review updated versions of these documents as they become available.”

     Bentley’s results by operating segment for the first quarters of 2008 and 2007 were as follows:
     For the three month periods ended March 31:

(in thousands)	2008			2007
	Specialty	Drug		Specialty	Drug
	Generics	Delivery	Consolidated	Generics	Delivery	Consolidated
Revenues	$36,563	$3,450	$40,013	$29,228	$2,163	$31,391
Cost of net product sales	19,947	—	19,947	15,897	—	15,897

Gross profit	16,616	3,450	20,066	13,331	2,163	15,494
Operating expenses	11,455	5,685	17,140	7,514	3,760	11,274

Income (loss) from operations	5,161	(2,235)	2,926	5,817	(1,597)	4,220
Other (expenses) income, net	(65)	145	80	112	109	221

Income (loss) before income taxes	5,096	(2,090)	3,006	5,929	(1,488)	4,441
Provision for income taxes	1,942	—	1,942	2,081	—	2,081

Net income (loss)	$3,154	$(2,090)	$1,064	$3,848	$(1,488)	$2,360

EBITDA	$6,832	$(2,063)	$4,769	$7,262	$(1,405)	$5,857

     Significant components of Bentley’s revenues for the first quarters of 2008 and 2007 are summarized below:
     For the three months ended March 31, 2008:

(in thousands)	Revenues Within Spain
				Revenues
	Branded			Outside of		% of Total
Product Line	Generics	Generics	Other	Spain	Total	Revenues

Omeprazole	$499	$5,331	$—	$—	$5,830	15%
Simvastatin	290	1,506	—	—	1,796	4%
Enalapril	1,381	373	—	—	1,754	4%
Lansoprazole	1,002	400	—	—	1,402	4%
Paroxetine	464	816	—	—	1,280	3%
All other products	3,268	3,889	310	968	8,435	21%
Sales to licensees and others	—	—	5,241	10,626	15,867	40%
Licensing and collaborations	—	—	199	3,450	3,649	9%

Total Revenues	$6,904	$12,315	$5,750	$15,044	$40,013	100%

% of Q1 2008 revenues	17%	31%	14%	38%	100%
     For the three months ended March 31, 2007:

(in thousands)	Revenues Within Spain
				Revenues
	Branded			Outside of		% of Total
Product Line	Generics	Generics	Other	Spain	Total	Revenues

Omeprazole	$551	$3,870	$—	$—	$4,421	14%
Simvastatin	366	1,339	—	—	1,705	6%
Enalapril	1,314	391	—	—	1,705	6%
Lansoprazole	856	314	—	—	1,170	4%
Paroxetine	449	897	—	—	1,346	4%
All other products	3,460	3,868	275	957	8,560	27%
Sales to licensees and others	—	—	3,670	6,537	10,207	32%
Licensing and collaborations	—	—	114	2,163	2,277	7%

Total Revenues	$6,996	$10,679	$4,059	$9,657	$31,391	100%

% of Q1 2007 revenues	22%	34%	13%	31%	100%

     Bentley uses both GAAP and certain non-GAAP measures to assess performance. The Company’s management believes the non-GAAP measure of EBITDA may also provide useful supplemental information to investors in order that they may evaluate Bentley’s financial performance using the same measures as management. The Company’s management believes that with this supplemental information investors are afforded greater transparency in assessing the Company’s financial performance. This non-GAAP financial measure should not be considered as a substitute for, nor superior to, measures of financial performance prepared in accordance with GAAP.
     Set forth below is a reconciliation of EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

(in thousands)	For the three months ended March 31,
	2008			2007
	Specialty	Drug		Specialty	Drug
	Generics	Delivery	Consolidated	Generics	Delivery	Consolidated
Net income (loss)	$3,154	$(2,090)	$1,064	$3,848	$(1,488)	$2,360
Provision for income taxes	1,942	—	1,942	2,081	—	2,081
Interest expense (income)	164	(145)	19	(20)	(112)	(132)
Depreciation & amortization	1,572	172	1,744	1,353	195	1,548

EBITDA	$6,832	$(2,063)	$4,769	$7,262	$(1,405)	$5,857

     EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization. The Company uses EBITDA as a supplemental financial measure of its operational performance. Management believes EBITDA to be an important measure as it excludes the effects of items which primarily reflect the impact of long-term investment decisions, rather than the performance of the Company’s day-to-day operations. The Company believes that this measurement is useful to measure a company’s ability to service debt and to meet other payment obligations or as a valuation measurement. As compared to net income according to GAAP, this measure is more limited in scope because it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business. Management evaluates those items through other financial measures such as capital expenditures and cash flow provided by operating activities.
     Management will host a conference call at 10:00 a.m. ET on May 8, 2008 to discuss the first quarter 2008 results and provide an update on the ongoing process of separating its drug delivery business from its generic pharmaceuticals business. To participate on the live call, please dial (888) 332-7254 from the U.S. and Canada or, for international callers, please dial (973) 582-2856 (access code 45706774), approximately 10 minutes prior to the scheduled start time. A telephone replay will be available for 30 days by dialing (800) 642-1687 from the U.S. and Canada or (706) 645-9291 for international callers (please reference reservation number 45706774). The conference call will also be webcast live on the Internet and may be accessed via Bentley’s website, www.bentleypharm.com. Please go to the Company’s website approximately 10 minutes prior to the scheduled start time to register. A replay of the conference will also be available on Bentley’s website until the earlier of (i) the closing of the merger transaction or (ii) 90 days.

     Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and generic pharmaceutical products. Bentley’s proprietary drug delivery technologies enhance the absorption of pharmaceutical compounds across various membranes. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API.
     Important Information
     In connection with the merger with Teva Pharmaceuticals (“Teva”), Bentley filed a preliminary proxy statement for its stockholders with the Securities and Exchange Commission (the “SEC”). The proxy statement contains information about Bentley, the merger with Teva and related matters. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from Bentley by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Bentley, without charge, from the SEC’s website at www.sec.gov or, without charge, from Bentley’s website at www.bentleypharm.com or by directing such request to Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, NH 03833, Attention: Richard Lindsay, Chief Financial Officer.
     Bentley and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger with Teva. Information regarding Bentley’s directors and executive officers is available in Bentley’s 2007 Annual Report on Form 10-K and Amendment No. 1 to the 2007 Annual Report on Form 10-K/A, which were filed with the SEC on March 17, 2008 and April 29, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
     Additional information regarding Bentley Pharmaceuticals may be obtained, free of charge, through the SEC website and Bentley’s website at www.bentleypharm.com.
     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements, including without limitation statements regarding Bentley’s plans for spinning off its drug delivery from its specialty generics businesses, and its plans to sell Bentley following such spin-off pursuant to its agreement and plan of merger with Teva, growth prospects for the Company’s drug delivery and specialty generics businesses, and Bentley’s potential market expansion beyond Spain in its specialty generics business. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: changes in third-party reimbursement and government mandates that impact pharmaceutical pricing, uncertainties in the clinical development of Nasulin and in the development and commercialization of Bentley’s other proprietary products and formulations, competition from other manufacturers of generic and proprietary pharmaceuticals, intellectual property litigation, the efficacy and safety of Bentley’s products, the unpredictability of patent protection, international operations, and other uncertainties detailed under “Risk Factors” in Bentley’s most recent Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission. Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.
(tables to follow)

Bentley Pharmaceuticals, Inc. and Subsidiaries
Consolidated Income Statements
(Unaudited)

(in thousands, except per share data)	For the Three Months Ended
	March 31,
	2008	2007
Revenues:
Net product sales	$36,364	$29,114
Licensing and collaboration revenues	3,649	2,277

Total revenues	40,013	31,391

Cost of net product sales	19,947	15,897

Gross profit	20,066	15,494

Operating expenses:
Selling and marketing	5,763	4,445
General and administrative	4,213	3,577
Research and development	2,804	2,675
Separation costs	3,834	69
Depreciation and amortization	526	508

Total operating expenses	17,140	11,274

Income from operations	2,926	4,220

Other income (expenses):
Interest income	260	182
Interest expense	(279)	(50)
Other, net	99	89

Income before income taxes	3,006	4,441

Provision for income taxes	1,942	2,081

Net income	$1,064	$2,360

Net income per common share:
Basic	$0.05	$0.11

Diluted	$0.05	$0.10

Weighted average common shares outstanding:
Basic	22,469	22,293

Diluted	23,588	22,534

Bentley Pharmaceuticals, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	March 31,	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$33,279	$33,706
Marketable securities	1,084	1,010
Receivables, net	46,137	39,324
Inventories	19,536	17,658
Deferred taxes	1,038	1,067
Prepaid expenses and other	1,827	1,915

Total current assets	102,901	94,680

Non-current assets:
Fixed assets, net	63,620	59,191
Drug licenses and related costs, net	17,613	16,624
Restricted cash	1,000	1,000
Deferred taxes	348	676
Other	1,016	925

Total non-current assets	83,597	78,416

Total assets	$186,498	$173,096

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$18,664	$19,413
Accrued expenses	13,643	10,623
Short-term borrowings	186	116
Current portion of long-term debt	1,304	608
Deferred income	1,296	1,186
Other current liabilities	1,206	1,137

Total current liabilities	36,299	33,083

Non-current liabilities:
Long-term debt	16,076	15,595
Deferred income	6,620	5,976
Other	2,645	2,470

Total non-current liabilities	25,341	24,041

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, authorized 2,000 shares, issued and outstanding, none	—	—
Common stock, $0.02 par value, authorized 100,000 shares, issued and outstanding, 22,450 and 22,376 shares	448	447
Additional paid-in capital	144,533	143,269
Accumulated deficit	(45,672)	(46,736)
Accumulated other comprehensive income	25,549	18,992

Total stockholders’ equity	124,858	115,972

Total liabilities and stockholders’ equity	$186,498	$173,096

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